EXHIBIT 23.1





Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-71896) and Forms S-8 (No. 33-43006, No. 33-55065, No. 333-39735, No. 333-94329, No. 333-
94331, No. 333-102602, No. 333-90764, and No. 333-97745) of
Laboratory Corporation of America Holdings of our report dated February 14, 2003, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.





PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 28, 2003